Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

EXPEDIA, INC.

and

TRIPADVISOR, INC.

Dated as of December 20, 2011

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	(c) Unvested Expedia Options Held by TripAdvisor Employees (other than Barry Diller) and Former TripAdvisor Employees	15
	(d) Unvested Expedia Options Held by Barry Diller	16
	(e) Expedia RSUs Held by Expedia Employees (other than Expedia RSUs Held by Barry Diller and other than the DK Performance-Based Expedia RSUs) and Former Expedia Employees and Expedia RSUs Awarded in Respect of Service as an Expedia Director	17
	(f) Expedia RSUs Held by TripAdvisor Employees (other than Barry Diller) and Former TripAdvisor Employees	17
	(g) Expedia RSUs Held by Barry Diller	18
	(h) DK Performance-Based Expedia RSUs	18
	(i) Foreign Grants/Awards	19
	(j) Miscellaneous Option and Other RSU Terms	19
	(k) Waiting Period for Exercisability of Options and Grant of Options and RSUs	20
	(l) Equity Plan Administrator	20
5.4	Restrictive Covenants	20
5.5	Employment Agreements	21
5.6	Registration Requirements	21
5.7	Expedia Executive DC Plan	21
5.8	Severance	21
5.9	Miscellaneous	22

ARTICLE VI	GENERAL AND ADMINISTRATIVE	22
6.1	Sharing of Participant Information	22
6.2	Reasonable Efforts/Cooperation	22
6.3	No Third-Party Beneficiaries	22
6.4	Audit Rights With Respect to Information Provided	23
6.5	Fiduciary Matters	23
6.6	Consent of Third Parties	23

ARTICLE VII	MISCELLANEOUS	24
7.1	Effect If Effective Time Does Not Occur	24
7.2	Relationship of Parties	24
7.3	Affiliates	24
7.4	Notices	24
7.5	Incorporation of Separation Agreement Provisions	25

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EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement (this “Agreement”), dated as of December 20, 2011, with effect as of the Effective Time, is entered into by and between Expedia, Inc., a Delaware corporation (“Expedia”), and TripAdvisor, Inc., a Delaware corporation (“TripAdvisor,” and together with Expedia, the “Parties”).

RECITALS:

WHEREAS, Expedia and TripAdvisor have entered into a Separation Agreement pursuant to which the Parties have set out the terms on which, and the conditions subject to which, they wish to implement the Separation (as defined in the Separation Agreement) (such agreement, as amended, restated or modified from time to time, the “Separation Agreement”).

WHEREAS, in connection therewith, Expedia and TripAdvisor have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined in this Agreement, capitalized words and expressions and variations thereof used in this Agreement or in its Appendices have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Separation Agreement.

1.1 “Affiliate” has the meaning given that term in the Separation Agreement.

1.2 “Agreement” means this Employee Matters Agreement, including all the Schedules hereto.

1.3 “Ancillary Agreements” has the meaning given that term in the Separation Agreement.

1.4 “Approved Leave of Absence” means an absence from active service (a) due to an individual’s inability to perform his or her regular job duties by reason of illness or injury and resulting in eligibility to receive benefits pursuant to the terms of the Expedia Short-Term Disability Plan or the Expedia Long-Term Disability Plan, or (b) pursuant to an approved leave policy with a guaranteed right of reinstatement.

1.5 “ASO Contract” has the meaning set forth in Section 4.4(a).

1.6 “Auditing Party” has the meaning set forth in Section 6.4(a).

1.7 “Benefit Plan” means, with respect to an entity or any of its Subsidiaries, (a) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and all other employee benefits arrangements, policies or payroll practices (including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock option or other equity-based compensation, hospitalization, medical insurance or life insurance) sponsored or maintained by such entity or by any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute) and (b) all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), occupational pension plan or arrangement or other pension arrangements sponsored, maintained or contributed to by such entity or any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute). For the avoidance of doubt, “Benefit Plans” includes Health and Welfare Plans and Executive Benefit Plans. When immediately preceded by “Expedia,” Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by Expedia or an Expedia Entity or any Benefit Plan with respect to which Expedia or an Expedia Entity is a party. When immediately preceded by “TripAdvisor,” Benefit Plan means any Benefit Plan sponsored, maintained or contributed to by TripAdvisor or any TripAdvisor Entity or any Benefit Plan with respect to which TripAdvisor or a TripAdvisor Entity is a party.

1.8 “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code § 4980B and ERISA §§ 601 through 608.

1.9 “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.

1.10 “Committee” has the meaning set forth in Section 5.3(a).

1.11 “DK Performance-Based Expedia RSUs” means the 800,000 Expedia RSUs granted to Dara Khosrowshahi on March 7, 2006.

1.12 “Effective Date” has the meaning given that term in the Separation Agreement.

1.13 “Effective Time” has the meaning given that term in the Separation Agreement.

1.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in force under that provision.

1.15 “Expedia” has the meaning set forth in the preamble to this Agreement.

1.16 “Expedia Allocation Factor” means the quotient obtained by dividing the Expedia Post-Separation Stock Value by the sum of the Expedia Post-Separation Stock Value and the TripAdvisor Stock Value.

1.17 “Expedia Common Stock” means, with respect to periods prior to the Separation, shares of common stock, $0.001 par value per share, of Expedia, and with respect to periods following the Separation, shares of common stock, $0.0001 par value per share, of Expedia.

1.18 “Expedia Director DC Plan” means the Expedia, Inc. Non-Employee Director Deferred Compensation Plan, in effect as of the time relevant to the applicable provision of this Agreement.

1.19 “Expedia Employee” means any individual who, immediately prior to the Effective Time, is either actively employed by, or then on Approved Leave of Absence from, any Expedia Entity.

1.20 “Expedia Entities” means the members of the Expedia Group, as defined in the Separation Agreement, and their respective Subsidiaries and Affiliates, excluding any business or operations (whether current or historical, regardless of whether discontinued or sold) that are included in the Separated Businesses.

1.21 “Expedia Executive Benefit Plans” means the executive benefit and nonqualified plans, programs, agreements, and arrangements established, sponsored, maintained, or agreed upon, by any Expedia Entity for the benefit of employees and former employees of any Expedia Entity before the Effective Time. For the avoidance of doubt, “Expedia Executive Benefit Plans” includes the Expedia Executive DC Plan.

1.22 “Expedia Executive DC Plan” means the Expedia Executive Deferred Compensation Plan, in effect as of the time relevant to the applicable provision of this Agreement.

1.23 “Expedia Flexible Benefit Plan” means the flexible benefit plan maintained by Expedia as in effect as of the time relevant to the applicable provision of this Agreement.

1.24 “Expedia Incentive Plans” means any of the annual or short term incentive plans of Expedia, all as in effect as of the time relevant to the applicable provisions of this Agreement.

1.25 “Expedia Long-Term Incentive Plan” means the Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan.

1.26 “Expedia Post-Separation Stock Value” means the closing per-share price of Expedia Common Stock in the “when issued market” on December 20, 2011, as listed on the NASDAQ as of 4:00 P.M. New York City time.

1.27 “Expedia Ratio” means the quotient obtained by dividing the Expedia Stock Value by the Expedia Post-Separation Stock Value.

1.28 “Expedia Retirement Savings Plan” means the Expedia, Inc. Retirement Savings Plan as in effect as of the time relevant to the applicable provision of this Agreement.

1.29 “Expedia Stock Value” means the closing per-share price of Expedia Common Stock trading “regular way with due bills” on December 20, 2011, as listed on the NASDAQ as of 4:00 P.M., New York City time.

1.30 “Former Expedia Employee” means any individual who as of the Effective Time is a former employee of the Expedia Group or the TripAdvisor Group, and whose last employment with the Expedia Group or TripAdvisor Group, was with an Expedia Entity.

1.31 “Former TripAdvisor Employee” means any individual who as of the Effective Time is a former employee of the TripAdvisor Group or the Expedia Group, and whose last employment with the TripAdvisor Group or Expedia Group, was with a TripAdvisor Entity.

1.32 “Former TripAdvisor Non-U.S. Employee” means any Former TripAdvisor Employee whose last employment was with a TripAdvisor Entity located outside of the U.S.

1.33 “Former TripAdvisor U.S. Employee” means any Former TripAdvisor Employee whose last employment was with a TripAdvisor Entity located in the U.S.

1.34 “Group Insurance Policies” has the meaning set forth in Section 4.4(a).

1.35 “Health and Welfare Plans” means any plan, fund or program which was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical (including PPO, EPO and HDHP coverages), dental, prescription, vision, short-term disability, long-term disability, life and AD&D, employee assistance, group legal services, wellness, cafeteria (including premium payment, health flexible spending account and dependent care flexible spending account components), travel reimbursement, transportation, or other benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs or day care centers, scholarship funds, or prepaid legal services, including any such plan, fund or program as defined in Section 3(1) of ERISA.

1.36 “HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended.

1.37 “HMO” means a health maintenance organization that provides benefits under the Expedia Medical Plans or the TripAdvisor Medical Plans.

1.38 “HMO Agreements” has the meaning set forth in Section 4.4(a).

1.39 “H&W Transition Period” has the meaning set forth in Section 4.1(a).

1.40 “H&W Transition Period Amount” has the meaning set forth in Section 4.1(a).

1.41 “Immediately after the Effective Date” means on the first moment of the day after the Effective Date.

1.42 “Liability” has the meaning given that term in the Separation Agreement.

1.43 “Medical Plan” when immediately preceded by “Expedia,” means the Benefit Plan under which medical benefits are provided to Expedia Employees established and maintained by Expedia. When immediately preceded by TripAdvisor, Medical Plan means the Benefit Plan under which medical benefits are provided to TripAdvisor Employees to be established by TripAdvisor pursuant to Article IV.

1.44 “NASDAQ” means the National Association of Securities Dealers Inc. Automated Quotation System.

1.45 “Non-parties” has the meaning set forth in Section 6.4(b).

1.46 “Option” when immediately preceded by “Expedia” means an option (either nonqualified or incentive) to purchase shares of Expedia Common Stock pursuant to the Expedia Long-Term Incentive Plan. When immediately preceded by “TripAdvisor,” Option means an option (either nonqualified or incentive) to purchase shares of TripAdvisor Common Stock following the Effective Time pursuant to the TripAdvisor Long-Term Incentive Plan.

1.47 “Participating Company” means (a) Expedia and (b) any other Person (other than an individual) that participates in a plan sponsored by any Expedia Entity.

1.48 “Parties” has the meaning set forth in the preamble to this Agreement.

1.49 “Person” has the meaning given that term in the Separation Agreement.

1.50 “RSU” (a) when immediately preceded by “Expedia,” means units issued under an Expedia Benefit Plan representing a general unsecured promise by Expedia to pay the value of shares of Expedia Common Stock in cash or shares of Expedia Common Stock and, (b) when immediately preceded by “TripAdvisor,” means units issued under a TripAdvisor Benefit Plan representing a general unsecured promise by TripAdvisor to pay the value of shares of TripAdvisor Common Stock in cash or shares of TripAdvisor Common Stock.

1.51 “Reverse Stock Split” has the meaning given that term in the Separation Agreement.

1.52 “Securities Act” has the meaning set forth in Section 5.6.

1.53 “Separated Businesses” has the meaning given that term in the Separation Agreement.

1.54 “Separation” has the meaning given that term in the Separation Agreement.

1.55 “Separation Agreement” has the meaning set forth in the recitals to this Agreement.

1.56 “Subsidiary” has the meaning given that term in the Separation Agreement.

1.57 “Transition Services Agreement” means the Transition Services Agreement entered into as of the date hereof between Expedia and TripAdvisor.

1.58 “TripAdvisor” has the meaning set forth in the preamble to this Agreement.

1.59 “TripAdvisor Allocation Factor” means the quotient obtained by dividing the TripAdvisor Stock Value by the sum of the Expedia Post-Separation Stock Value and the TripAdvisor Stock Value.

1.60 “TripAdvisor Common Stock” has the meaning given that term in the Separation Agreement.

1.61 “TripAdvisor Employee” means any individual who, immediately prior to the Effective Time, is either actively employed by, or then on Approved Leave of Absence from, a TripAdvisor Entity.

1.62 “TripAdvisor Entities” means the TripAdvisor Group as defined in the Separation Agreement and any business or operations (whether current or historical regardless of whether discontinued or sold) included in the Separated Businesses.

1.63 “TripAdvisor Executive Benefit Plans” means the executive benefit and nonqualified plans, programs, and arrangements established, sponsored, maintained, or agreed upon, by any TripAdvisor Entity for the benefit of employees and former employees of any TripAdvisor Entity before the Effective Time.

1.64 “TripAdvisor Flexible Benefit Plan” means the flexible benefit plan to be established by TripAdvisor pursuant to Section 4.1(c) of this Agreement as in effect as of the time relevant to the applicable provision of this Agreement.

1.65 “TripAdvisor Long-Term Incentive Plan” means the long-term incentive plan or program to be established by TripAdvisor, effective immediately prior to the Effective Date, in connection with the treatment of Options and RSUs as described in Article V.

1.66 “TripAdvisor Non-U.S. Employee” means a TripAdvisor Employee whose principal place of employment or engagement is outside the U.S.

1.67 “TripAdvisor Ratio” means the quotient obtained by dividing the Expedia Stock Value by the TripAdvisor Stock Value.

1.68 “TripAdvisor Retirement Savings Plan” means the 401(k) and profit sharing plan established by TripAdvisor, as in effect on the date of this Agreement.

1.69 “TripAdvisor Retirement Savings Plan Trust” means a trust relating to the TripAdvisor Retirement Savings Plan intended to qualify under Section 401(a) and be exempt under Section 501(a) of the Code.

1.70 “TripAdvisor Stock Value” means the closing per-share price of TripAdvisor Common Stock trading in the “when issued market” on December 20, 2011, as listed on the NASDAQ as of 4:00 P.M., New York City time.

1.71 “TripAdvisor U.S. Employee” means a TripAdvisor Employee whose principal place of employment or engagement is in the U.S.

1.72 “U.S.” means the 50 United States of America and the District of Columbia.

ARTICLE II

GENERAL PRINCIPLES

2.1 Employment of TripAdvisor Employees. All TripAdvisor Employees shall continue to be employees of TripAdvisor or another TripAdvisor Entity, as the case may be, immediately after the Effective Time. Notwithstanding any provision of this Agreement to the contrary, for purposes of this Agreement, the Parties shall treat the individuals (i) listed on Schedule A hereto as Expedia Employees, (ii) listed on Schedule B hereto as TripAdvisor Employees, in each case, following the Effective Time and until the Parties mutually agree otherwise in writing. As soon as practicable following such time as (i) Expedia establishes a corporate entity in China that has legal authority to hire employees, Expedia shall cause such entity to extend written offers of employment to each individual listed on Schedule A hereto, (ii) TripAdvisor establishes a corporate entity in Korea that has legal authority to hire employees, TripAdvisor shall cause such entity to extend a written offer of employment to the individual listed in Section 1 of Schedule B hereto, and (iii) TripAdvisor establishes a corporate entity in Australia that has legal authority to hire employees, TripAdvisor shall cause such entity to extend a written offer of employment to the individual listed in Section 2 of Schedule B hereto. Each offer referred to in the immediately preceding sentence shall provide for compensation, benefits and terms of employment at least as favorable as those in effect at TripAdvisor or Expedia, as applicable, immediately prior to the other company (Expedia or TripAdvisor, as applicable) making such offer.

2.2 Assumption and Retention of Liabilities; Related Assets.

(a) As of the Effective Date, except as expressly provided in this Agreement, the Expedia Entities shall assume or retain and Expedia hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Expedia Benefit Plans with respect to all Expedia Employees, Former Expedia Employees and their dependents and beneficiaries, (ii) all Liabilities with respect to the employment or termination of employment of all Expedia Employees, Former Expedia Employees, and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any Expedia Entity or in any other employment, non-employment, or retainer arrangement, or relationship with any Expedia Entity), in each case to the extent arising in connection with or as a result of employment with or the performance of services to any Expedia Entity, and (iii) any other Liabilities expressly assigned to Expedia under this Agreement. All assets held in trust to fund the Expedia Benefit Plans and all insurance policies funding the Expedia Benefit Plans shall be Expedia Assets (as defined in the Separation Agreement), except to the extent specifically provided otherwise in this Agreement.

(b) From and after the Effective Date, except as expressly provided in this Agreement, TripAdvisor and the TripAdvisor Entities shall assume or retain, as applicable, and TripAdvisor hereby agrees to pay, perform, fulfill and discharge, in due course in full, (i) all Liabilities under all TripAdvisor Benefit Plans, (ii) all Liabilities with respect to the employment or termination of employment of all TripAdvisor Employees, Former TripAdvisor Employees, and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of TripAdvisor or any TripAdvisor Entity or in any other employment, non-employment, or retainer arrangement, or relationship with TripAdvisor or a TripAdvisor Entity), in each case to the extent arising in connection with or as a result of employment with or the performance of services to any TripAdvisor Entity, and (iii) any other Liabilities expressly assigned to TripAdvisor or any TripAdvisor Entity under this Agreement.

2.3 TripAdvisor Participation in Expedia Benefit Plans. Except as expressly provided in this Agreement and the Transition Services Agreement, effective as of the Effective Time, TripAdvisor and each other TripAdvisor Entity shall cease to be a Participating Company in any Expedia Benefit Plan, and Expedia and TripAdvisor shall take all necessary action to effectuate such cessation as a Participating Company.

2.4 Terms of Participation by TripAdvisor Employees in TripAdvisor Benefit Plans. Expedia and TripAdvisor shall agree on methods and procedures, including, without limitation, amending the respective Benefit Plan documents, to prevent TripAdvisor Employees from receiving duplicative benefits from the Expedia Benefit Plans and the TripAdvisor Benefit Plans. With respect to TripAdvisor Employees, each TripAdvisor Benefit Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Effective Time, were recognized under the corresponding Expedia Benefit Plan shall, as of Immediately after the Effective Date or any subsequent effective date for such TripAdvisor Benefit Plan, receive full recognition, credit and validity and be taken into account under such TripAdvisor Benefit Plan to the same extent as if such items occurred under such TripAdvisor Benefit Plan, except to the extent that duplication of benefits would result or for benefit accrual under any defined benefit pension plan.

2.5 Commercially Reasonable Efforts. Expedia and TripAdvisor shall use commercially reasonable efforts to (a) enter into any necessary agreements to accomplish the assumptions and transfers contemplated by this Agreement; and (b) provide for the maintenance of the necessary participant records, the appointment of the trustees and the engagement of recordkeepers, investment managers, providers, insurers, and other third parties reasonably necessary to maintaining and administering the Expedia Benefit Plans and the TripAdvisor Benefit Plans.

2.6 Regulatory Compliance. Expedia and TripAdvisor shall, in connection with the actions taken pursuant to this Agreement, reasonably cooperate in making any and all appropriate filings required under the Code, ERISA and any applicable securities laws, implementing all appropriate communications with participants, transferring appropriate records and taking all such other actions as the requesting party may reasonably determine to be necessary or appropriate to implement the provisions of this Agreement in a timely manner.

2.7 Approval by Expedia as Sole Stockholder. Prior to the Effective Time, Expedia shall cause TripAdvisor to adopt the TripAdvisor Long-Term Incentive Plan.

ARTICLE III

SAVINGS PLANS

3.1 Savings Plan. TripAdvisor has established the TripAdvisor Retirement Savings Plan and the TripAdvisor Retirement Savings Plan Trust. Expedia has caused the accounts of the TripAdvisor Employees and Former TripAdvisor Employees under the Expedia Retirement Savings Plan (including any outstanding participant loans) to be transferred to the TripAdvisor Retirement Savings Plan and the TripAdvisor Retirement Savings Plan Trust in cash or such other assets as mutually agreed by Expedia and TripAdvisor. TripAdvisor shall cause the TripAdvisor Retirement Savings Plan to assume and be solely responsible for all Liabilities for plan benefits under the TripAdvisor Retirement Savings Plan to or relating to TripAdvisor Employees and Former TripAdvisor Employees whose accounts have been transferred from the Expedia Retirement Savings Plan. Expedia and TripAdvisor agree to cooperate in making all appropriate filings and taking all reasonable actions required to implement the provisions of this Section 3.1; provided that TripAdvisor acknowledges that it will be responsible for complying with any requirements and applying for any Internal Revenue Service determination letters with respect to the TripAdvisor Retirement Savings Plan.

3.2 Stock Considerations. There is no Expedia Common Stock held in the TripAdvisor Retirement Savings Plan. To the extent that Expedia Employees or Former Expedia Employees receive shares of TripAdvisor Common Stock in connection with the Separation with respect to Expedia Common Stock held under the Expedia Retirement Savings Plan, such shares will be deposited in a TripAdvisor Common Stock Fund under the Expedia Retirement Savings Plan, subject to such limitations, or the removal of the TripAdvisor Common Stock Fund, in each case, as determined solely by Expedia or the applicable fiduciary of the Expedia Retirement Savings Plan. Following the Effective Date, Expedia Employees and Former Expedia Employees shall not be permitted to acquire shares of TripAdvisor Common Stock in the TripAdvisor Common Stock Fund under the Expedia Retirement Savings Plan. Expedia and TripAdvisor shall assume sole responsibility for ensuring that their respective savings plans are maintained in compliance with applicable laws with respect to holding shares of their respective common stock and common stock of the other entity.

ARTICLE IV

HEALTH AND WELFARE PLANS

4.1 U.S. Health and Welfare Plans

(a) Transition Period. Expedia will cause the Expedia Health and Welfare Plans in effect on the Effective Date to provide coverage to TripAdvisor U.S. Employees and Former TripAdvisor U.S. Employees (and, in each case, their beneficiaries and dependents) from and after the Effective Date until December 31, 2011 (such period, the “H&W Transition Period”) on the same basis as immediately prior to the Effective Date and in accordance with the terms of Expedia’s Health and Welfare Plans. No later than January 31, 2012, Expedia shall provide to TripAdvisor an invoice for providing coverage to the TripAdvisor U.S. Employees and the Former TripAdvisor U.S. Employees under the Expedia Health and Welfare Plans during the H&W Transition Period, the amount of such invoice to equal the product (such product, the “H&W Transition Period Amount”) obtained by multiplying (i) the amount that Expedia would charge TripAdvisor in respect of providing coverage to the TripAdvisor U.S. Employees and Former TripAdvisor U.S. Employees under the Expedia Health and Welfare Plans during December 2011 if the Effective Time did not occur, calculated in accordance with past practice, and (ii) 35%. TripAdvsior shall remit to Expedia the H&W Transition Period Amount no later than February 15, 2012. Expedia’s calculation of the H&W Transition Period Amount pursuant to this Section 4.1(a) shall be final and binding upon TripAdvisor.

(b) Establishment of TripAdvisor Health and Welfare Plans.

(i) Effective as of January 1, 2012, TripAdvisor shall adopt Health and Welfare Plans for the benefit of TripAdvisor U.S. Employees and Former TripAdvisor U.S. Employees, and TripAdvisor shall be responsible for all Liabilities relating to, arising out of or resulting from health and welfare coverage (including COBRA continuation coverage) or claims incurred by or on behalf of TripAdvisor U.S. Employees, Former TripAdvisor U.S. Employees or their covered dependents under the TripAdvisor Health and Welfare Plans prior to, on or after the Effective Date. No Expedia Health and Welfare Plan shall be required to make COBRA continuation coverage available to any TripAdvisor U.S. Employees, Former TripAdvisor U.S. Employees or their covered dependents after the H&W Transition Period.

(ii) For the avoidance of doubt, with respect to any TripAdvisor U.S. Employee who becomes disabled under the terms of the Expedia Health and Welfare Plans and becomes entitled to receive long-term or short-term disability benefits prior to January 1, 2012, such TripAdvisor U.S. Employee shall receive long-term or short-term disability benefits under the TripAdvisor Health and Welfare Plans on and after January 1, 2012 in accordance with the terms of the TripAdvisor Health and Welfare Plans.

(c) Flexible Benefit Plan. TripAdvisor shall continue to participate in the Expedia Flexible Benefit Plan until December 31, 2011 for the benefit of TripAdvisor U.S. Employees. Effective as of January 1, 2012, TripAdvisor shall establish the TripAdvisor Flexible Benefit Plan.

(d) COBRA and HIPAA Compliance. Expedia shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Expedia Health and Welfare Plans with respect to Expedia Employees and Former Expedia Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the Expedia Health and Welfare Plans at any time before, on or after the Effective Time. Until December 31, 2011, Expedia shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Expedia Health and Welfare Plans with respect to TripAdvisor Employees and Former TripAdvisor Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the Expedia Health and Welfare Plans at any time through December 31, 2011. On and after January 1, 2011, TripAdvisor or another TripAdvisor Entity shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the TripAdvisor Health and Welfare Plans and/or the Expedia Health and Welfare Plans with respect to TripAdvisor Employees and Former TripAdvisor Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the TripAdvisor Health and Welfare Plans and/or the Expedia Health and Welfare Plans at any time before, on or after the Effective Time. The Parties hereto agree that the consummation of the transactions contemplated by this Agreement and the Separation Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

4.2 Non-U.S. Health and Welfare Plans. Effective as of the Effective Date, TripAdvisor shall adopt Health and Welfare Plans for the benefit of TripAdvisor Non-U.S. Employees and Former TripAdvisor Non-U.S. Employees, and TripAdvisor shall be responsible for all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of TripAdvisor Non-U.S. Employees, Former TripAdvisor Non-U.S. Employees or their covered dependents under the TripAdvisor Health and Welfare Plans prior to, on or after the Effective Date.

4.3 Retention of Sponsorship and Liabilities. Following the Effective Date, Expedia shall retain:

(a) sponsorship of all Expedia Health and Welfare Plans and any trust or other funding arrangement established or maintained with respect to such plans, including any “voluntary employee’s beneficiary association,” or any assets held as of the Effective Date with respect to such plans; and

(b) all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of Expedia Employees or Former Expedia Employees or their covered dependents under the Expedia Health and Welfare Plans prior to, on or after the Effective Date.

Other than as contemplated by Section 4.1(a) with respect to the H&W Transition Period, Expedia shall not assume any Liability relating to health and welfare claims incurred by or on behalf of TripAdvisor Employees or Former TripAdvisor Employees or their respective covered dependents prior to, on or after the Effective Date, and such claims shall be satisfied pursuant to Section 4.1(b)(i) and Section 4.2.

4.4 Vendor Contracts.

(a) Third-Party ASO Contracts, Group Insurance Policies and HMOs. Expedia and TripAdvisor shall use commercially reasonable efforts to obligate the third party administrator of each administrative-services-only contract with a third-party administrator that relates to any of the Expedia Health and Welfare Plans (an “ASO Contract”), each group insurance policy that relates to any of the Expedia Health and Welfare Plans (“Group Insurance Policies”) and each agreement with a Health Maintenance Organization that provides medical services under the Expedia Health and Welfare Plans (“HMO Agreements”), in each case, in existence as of the date of this Agreement that is applicable to TripAdvisor Employees, to enter into a separate ASO Contract, Group Insurance Policy and HMO Agreement, as applicable, with TripAdvisor providing for similar terms and conditions as are contained in the ASO Contracts, Group Insurance Policies and HMO Agreements, as applicable, to which Expedia is a party. Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures and reporting requirements.

(b) Effect of Change in Rates. Expedia and TripAdvisor shall use commercially reasonable efforts to cause each of the insurance companies and third-party administrators providing services and benefits under the Expedia Health and Welfare Plans and the TripAdvisor Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the Expedia Health and Welfare Plans and the TripAdvisor Health and Welfare Plans as of immediately prior to the Effective Date through the end of the year in which the Effective Date occurs. To the extent they are not successful in such efforts, Expedia and TripAdvisor shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective Health and Welfare Plans.

4.5 Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an Expedia Employee, Former Expedia Employee, TripAdvisor Employee and Former TripAdvisor Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or before the Effective Time shall be retained by Expedia. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an Expedia Employee or Former Expedia Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or after the Effective Date shall be retained by Expedia. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a TripAdvisor Employee or Former TripAdvisor Employee that results from an accident occurring, or from an occupational disease which becomes manifest, on or after the Effective Date shall be retained by TripAdvisor. For purposes of this Agreement, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers’ compensation benefits or at the time that an occupational disease becomes manifest, as the case may be. Expedia, TripAdvisor and the other TripAdvisor Entities shall cooperate with respect to any notification to appropriate governmental agencies of the effective time and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

4.6 Payroll Taxes and Reporting of Compensation. Expedia and TripAdvisor shall, and shall cause the other Expedia Entities and the other TripAdvisor Entities to, respectively, take such action as may be reasonably necessary or appropriate in order to minimize Liabilities related to payroll taxes after the Effective Date. Expedia and TripAdvisor shall, and shall cause the other Expedia Entities and the other TripAdvisor Entities to, respectively, each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Effective Time, including compensation related to the exercise of Options.

ARTICLE V

EXECUTIVE BENEFITS AND OTHER BENEFITS

5.1 Assumption of Obligations. Except as provided in this Agreement, effective as of the Effective Time, TripAdvisor shall assume and be solely responsible for all Liabilities to or relating to TripAdvisor Employees and Former TripAdvisor Employees under all Expedia Executive Benefit Plans and TripAdvisor Executive Benefit Plans. The Parties hereto agree that none of the transactions contemplated by the Separation Agreement or any of the Ancillary Agreements, including, without limitation, this Agreement, constitutes a “change in control,” “change of control” or similar term, as applicable, within the meaning of any Benefit Plan, the Expedia Long-Term Incentive Plan or the TripAdvisor Long-Term Incentive Plan.

5.2 Expedia Incentive Plans.

(a) TripAdvisor Bonus Awards. TripAdvisor shall be responsible for determining all bonus awards that would otherwise be payable under the Expedia Incentive Plans to TripAdvisor Employees for the year in which the Effective Time occurs. TripAdvisor shall also determine for TripAdvisor Employees (i) the extent to which established performance criteria (as interpreted by TripAdvisor, in its sole discretion) have been met, and (ii) the payment level for each TripAdvisor Employee. TripAdvisor shall assume all Liabilities with respect to any such bonus awards payable to TripAdvisor Employees for the year in which the Effective Time occurs and thereafter.

(b) Expedia Bonus Awards. Expedia shall retain all Liabilities with respect to any bonus awards payable under the Expedia Incentive Plans to Expedia Employees for the year in which the Effective Time occurs and thereafter.

5.3 Expedia Long-Term Incentive Plan. Expedia and TripAdvisor shall use commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Option and RSU granted under any Expedia Long-Term Incentive Plan held by any individual shall be adjusted as set forth in this Article V. The adjustments set forth below shall be the sole adjustments made with respect to Expedia Options and Expedia RSUs in connection with the Reverse Stock Split and the other transactions contemplated by the Separation Agreement. Following the Separation, for any award adjusted under this Section 5.3, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or the Expedia Long-Term Incentive Plan (x) with respect to post-Separation equity awards denominated in shares of Expedia Common Stock, such reference shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or the Expedia Long-Term Incentive Plan, and (y) with respect to post-Separation equity awards denominated in shares of TripAdvisor Common Stock, such reference shall be deemed to refer to a “Change in Control” as defined in the TripAdvisor Long-Term Incentive Plan.

(a) Vested Expedia Options. As determined by the Compensation Committee of the Expedia Board of Directors (the “Committee”) pursuant to its authority under the Expedia Long-Term Incentive Plan, each Expedia Option that is vested as of the Effective Time shall be converted into both a TripAdvisor Option and an Expedia Option and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of shares of Expedia Common Stock subject to such Expedia Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the Expedia Ratio by (B) the Expedia Allocation Factor by (C) the number of shares of Expedia Common Stock subject to such Expedia Option immediately prior to the Reverse Stock Split and the Effective Time,

(ii) the number of shares of TripAdvisor Common Stock subject to such TripAdvisor Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the TripAdvisor Ratio by (B) the TripAdvisor Allocation Factor by (C) the number of shares of Expedia Common Stock subject to Expedia Option immediately prior to the Reverse Stock Split and the Effective Time,

(iii) the per share exercise price of such Expedia Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (x) the per share exercise price of such Expedia Option immediately prior to the Reverse Stock Split and the Effective Time by (y) the Expedia Ratio, and

(iv) the per share exercise price of the TripAdvisor Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (x) the per share exercise price of the Expedia Option immediately prior to the Reverse Stock Split and the Effective Time by (y) the TripAdvisor Ratio;

provided, further, however, that (x) the exercise price, the number of shares of Expedia Common Stock and TripAdvisor Common Stock subject to such options and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code, and (y) in the case of any Expedia Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of immediately prior to the Effective Time, the exercise price, the number of shares of Expedia Common Stock and TripAdvisor Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(b) Unvested Expedia Options Held by Expedia Employees (other than Barry Diller) and Former Expedia Employees. As determined by the Committee pursuant to its authority under the Expedia Long-Term Incentive Plan, each Expedia Option held by an Expedia Employee (other than Barry Diller) or a Former Expedia Employee that is unvested as of the Effective Time shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of shares of Expedia Common Stock subject to such Expedia Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the number of shares of Expedia Common Stock subject to such Expedia Option immediately prior to the Reverse Stock Split and the Effective Time by (B) the Expedia Ratio, and

(ii) the per share exercise price of such Expedia Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of such Expedia Option immediately prior to the Reverse Stock Split and the Effective Time by (B) the Expedia Ratio;

provided, further, however, that (x) the exercise price, the number of shares of Expedia Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and (y) in the case of any Expedia Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of immediately prior to the Effective Time, the exercise price, the number of shares of Expedia Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(c) Unvested Expedia Options Held by TripAdvisor Employees (other than Barry Diller) and Former TripAdvisor Employees. As determined by the Committee pursuant to its authority under the Expedia Long-Term Incentive Plan, each Expedia Option held by a TripAdvisor Employee (other than Barry Diller) or Former TripAdvisor Employee that is unvested as of the Effective Time shall be converted into a TripAdvisor Option and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of shares of TripAdvisor Common Stock subject to such Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the number of shares of Expedia Common Stock subject to such Expedia Option immediately prior to the Reverse Stock Split and the Effective Time by (B) the TripAdvisor Ratio, and

(ii) the per share exercise price of such TripAdvisor Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of such Expedia Option immediately prior to the Reverse Stock Split and the Effective Time by (B) the TripAdvisor Ratio;

provided, further, however, that (x) the exercise price, the number of shares of TripAdvisor Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and (y) in the case of any Expedia Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of the Effective Time, the exercise price, the number of shares of TripAdvisor Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

(d) Unvested Expedia Options Held by Barry Diller. As determined by the Committee pursuant to its authority under the Expedia Long-Term Incentive Plan, each Expedia Option held by Barry Diller that is unvested as of the Effective Time shall be converted into both a TripAdvisor Option and an Expedia Option and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of shares of Expedia Common Stock subject to such Expedia Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the Expedia Ratio by (B) the Expedia Allocation Factor by (C) the number of shares of Expedia Common Stock subject to such Expedia Option immediately prior to the Reverse Stock Split and the Effective Time,

(ii) the number of shares of TripAdvisor Common Stock subject to such TripAdvisor Option, rounded down to the nearest whole share, shall be equal to the product obtained by multiplying (A) the TripAdvisor Ratio by (B) the TripAdvisor Allocation Factor by (C) the number of shares of Expedia Common Stock subject to the Expedia Option immediately prior to the Reverse Stock Split and the Effective Time,

(iii) the per share exercise price of such Expedia Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of such Expedia Option immediately prior to the Reverse Stock Split and the Effective Time by (B) the Expedia Ratio, and

(iv) the per share exercise price of the TripAdvisor Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per share exercise price of the Expedia Option immediately prior to the Reverse Stock Split and the Effective Time by (B) the TripAdvisor Ratio;

provided, further, however, that the exercise price, the number of shares of Expedia Common Stock and TripAdvisor Common Stock subject to such options and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code. Following the Effective Time, the satisfaction of conditions to vesting of Barry Diller’s Expedia Options governed by this Section 5.3(d) will be determined based on Barry Diller’s employment with Expedia, and the satisfaction of conditions to vesting of Barry Diller’s TripAdvisor Options governed by this Section 5.3(d) will be determined based on Barry Diller’s employment with TripAdvisor.

(e) Expedia RSUs Held by Expedia Employees (other than Expedia RSUs Held by Barry Diller and other than the DK Performance-Based Expedia RSUs) and Former Expedia Employees and Expedia RSUs Awarded in Respect of Service as an Expedia Director. As determined by the Committee pursuant to its authority under the Expedia Long-Term Incentive Plan (or in the case of Expedia RSUs held under the Expedia Director DC Plan, by the Expedia Board of Directors pursuant to its authority under the Expedia Director DC Plan), Expedia RSUs held by an Expedia Employee or a Former Expedia Employee (other than Expedia RSUs held by Barry Diller and other than the DK Performance-Based Expedia RSUs) and Expedia RSUs awarded in respect of service as an Expedia director (whether pursuant to the Expedia Long-Term Incentive Plan or the Expedia Director DC Plan) shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia RSUs immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of Expedia RSUs, rounded to the nearest whole share, shall be equal to the product obtained by multiplying (i) the number of Expedia RSUs immediately prior to the Reverse Stock Split and the Effective Time by (ii) the Expedia Ratio.

(f) Expedia RSUs Held by TripAdvisor Employees (other than Barry Diller) and Former TripAdvisor Employees. As determined by the Committee pursuant to its authority under the Expedia Long-Term Incentive Plan, the Expedia RSUs held by a TripAdvisor Employee (other than Barry Diller) or a Former TripAdvisor Employee as of the Effective Time shall be converted into TripAdvisor RSUs, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia RSUs immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of TripAdvisor RSUs, rounded to the nearest whole share, shall be equal to the product obtained by multiplying (i) the number of Expedia RSUs immediately prior to the Reverse Stock Split and the Effective Time by (ii) the TripAdvisor Ratio.

(g) Expedia RSUs Held by Barry Diller. As determined by the Committee pursuant to its authority under the Expedia Long-Term Incentive Plan, the Expedia RSUs held by Barry Diller as of the Effective Time shall be converted into:

(i) Expedia RSUs, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia RSUs immediately prior to the Effective Time; provided, however, that from and after the Effective Time, (A) the number of Expedia RSUs, rounded to the nearest whole share, shall be equal to one half the number of Expedia RSUs immediately prior to the Reverse Stock Split and the Effective Time, and (B) the amount of any corresponding accrued and unpaid dividends, rounded to the nearest whole cent, shall be equal to the product obtained by multiplying (1) the amount of any corresponding accrued and unpaid dividends immediately prior to the Reverse Stock Split and the Effective Time, by (2) the Expedia Allocation Factor, and

(ii) TripAdvisor RSUs, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia RSUs immediately prior to the Effective Time; provided, however, that from and after the Effective Time (A) the number of TripAdvisor RSUs, rounded to the nearest whole share, shall be equal to one half the number of Expedia RSUs immediately prior to the Reverse Stock Split and the Effective Time, and (B) the amount of any corresponding accrued and unpaid dividends, rounded to the nearest whole cent, shall be equal to the product obtained by multiplying (1) the amount of any corresponding accrued and unpaid dividends immediately prior to the Reverse Stock Split and the Effective Time, by (2) the TripAdvisor Allocation Factor.

Following the Effective Time, the satisfaction of conditions to vesting of Barry Diller’s Expedia RSUs governed by this Section 5.3(g) will be determined based on Barry Diller’s employment with Expedia, and the satisfaction of conditions to vesting of Barry Diller’s TripAdvisor RSUs governed by this Section 5.3(g) will be determined based on Barry Diller’s employment with TripAdvisor.

(h) DK Performance-Based Expedia RSUs. As determined by the Committee pursuant to its authority under the Expedia Long-Term Incentive Plan, the DK Performance-Based Expedia RSUs that are outstanding as of the Effective Time shall be converted into:

(i) Expedia RSUs, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia RSUs immediately prior to the Effective Time; provided, however, that from and after the Effective Time (A) the number of Expedia RSUs, rounded to the nearest whole share, shall be equal to one half the number of Expedia RSUs immediately prior to the Reverse Stock Split and the Effective Time, (B) the vesting of such Expedia RSUs will be determined in accordance with the terms of an amended and restated award agreement between Dara Khosrowshahi and Expedia, and (C) the amount of any corresponding accrued and unpaid dividends, rounded to the nearest whole cent, shall be equal to the product obtained by multiplying (1) the amount of any corresponding accrued and unpaid dividends immediately prior to the Reverse Stock Split and the Effective Time, by (2) the Expedia Allocation Factor; and

(ii) TripAdvisor RSUs, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Expedia RSUs immediately prior to the Effective Time; provided, however, that from and after the Effective Time (A) the number of TripAdvisor RSUs, rounded to the nearest whole share, shall be equal to one half the number of Expedia RSUs immediately prior to the Reverse Stock Split and the Effective Time, (B) the vesting of such TripAdvisor RSUs will be determined in accordance with the terms of an award agreement between Dara Khosrowshahi and TripAdvisor, and (C) the amount of any corresponding accrued and unpaid dividends, rounded to the nearest whole cent, shall be equal to the product obtained by multiplying (1) the amount of any corresponding accrued and unpaid dividends immediately prior to the Reverse Stock Split and the Effective Time, by (2) the TripAdvisor Allocation Factor.

(i) Foreign Grants/Awards. To the extent that any of the Expedia RSUs or any of the Expedia Options are granted to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by an Expedia Entity, Expedia and TripAdvisor shall use their commercially reasonable efforts to preserve, at and after the Effective Time, the value and tax treatment accorded to such Expedia Options and such Expedia RSUs granted to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by an Expedia Entity.

(j) Miscellaneous Option and Other RSU Terms. After the Effective Date, Expedia Options and Expedia RSUs (including any corresponding dividend equivalents) adjusted pursuant to Section 5.3, regardless of by whom held, shall be settled by Expedia pursuant to the terms of the Expedia Long-Term Incentive Plan, and TripAdvisor Options and TripAdvisor RSUs (including any corresponding dividend equivalents), regardless of by whom held, shall be settled by TripAdvisor pursuant to the terms of the TripAdvisor Long-Term Incentive Plan. Accordingly, it is intended that, to the extent of the issuance of such TripAdvisor Options and TripAdvisor RSUs in connection with the adjustment provisions of this Section 5.3, the TripAdvisor Long-Term Incentive Plan shall be considered a successor to the Expedia Long-Term Incentive Plan and to have assumed the obligations of the applicable Expedia Long-Term Incentive Plan to make the adjustment of the Expedia Options and Expedia RSUs as set forth in this Section 5.3. The Effective Time shall not constitute a termination of employment for any TripAdvisor Employees for purposes of any Expedia Option or Expedia RSU and, except as otherwise provided in this Agreement, with respect to grants adjusted pursuant to this Section 5.3, employment with TripAdvisor shall be treated as employment with Expedia with respect to Expedia Options held by TripAdvisor Employees and employment with Expedia shall be treated as employment with TripAdvisor with respect to TripAdvisor Options held by Expedia Employees. Barry Diller shall be treated as (i) an Expedia Employee with respect to the vesting and exercisability of Expedia equity awards, and (ii) a TripAdvisor Employee with respect to the vesting and excercisability of TripAdvisor equity awards.

(k) Waiting Period for Exercisability of Options and Grant of Options and RSUs. The Expedia Options and TripAdvisor Options shall not be exercisable during a period beginning on a date prior to the Effective Date determined by Expedia in its sole discretion, and continuing until the Expedia Post-Separation Stock Value and the TripAdvisor Stock Value are determined after the Effective Time, or such longer period as Expedia, with respect to Expedia Options, and TripAdvisor, with respect to TripAdvisor Options, determines necessary to implement the provisions of this Section 5.3. The Expedia RSUs and TripAdvisor RSUs shall not be settled during a period beginning on a date prior to the Effective Date determined by Expedia in its sole discretion, and continuing until the Expedia Post-Separation Stock Value and the TripAdvisor Stock Value are determined immediately after the Effective Time, or such longer period as Expedia, with respect to Expedia RSUs, and TripAdvisor, with respect to TripAdvisor RSUs, determines necessary to implement the provisions of this Section 5.3.

(l) Equity Plan Administrator. Each of Expedia and TripAdvisor agrees that it will use Morgan Stanley Smith Barney to administer all employee equity awards that are outstanding immediately following the Effective Time (including all such equity awards that are adjusted in accordance with this Section 5.3).

5.4 Restrictive Covenants. Following the Effective Date, TripAdvisor shall use commercially reasonable efforts to monitor the TripAdvisor Employees and Former TripAdvisor Employees to determine whether any such TripAdvisor Employees or Former TripAdvisor Employees have breached any of the restrictive covenants in the agreements evidencing the terms of their Expedia Options and Expedia Awards. As soon as practicable following TripAdvisor’s reasonable belief that a TripAdvisor Employee or Former TripAdvisor Employee has breached any such covenant, TripAdvisor shall provide Expedia in writing with the name and address of such employee or former employee and a description of the breach that such employee or former employee is believed to have committed. Notwithstanding the foregoing or anything in any agreement evidencing the terms of any Expedia Options and Expedia Awards or otherwise to the contrary, it shall not be a violation of any Expedia non-competition or non-solicitation of clients or customers covenant for a TripAdvisor Employee to engage in acts on behalf of TripAdvisor or a TripAdvisor Entity that are otherwise prohibited by the terms of such non-competition or non-solicitation of clients or customers covenants and it shall not be a violation of any TripAdvisor non-competition or non-solicitation of clients or customers covenant for an Expedia Employee to engage in acts on behalf of Expedia or an Expedia Entity that are otherwise prohibited by the terms of such non-competition or non-solicitation of clients or customers covenants. In addition, following the Effective Time, the restrictive covenants (including, without limitation, any proprietary rights agreements or confidential information covenants) to which any TripAdvisor Employee or Former TripAdvisor Employee are party shall run in favor of TripAdvisor (and, to the extent relating to Expedia, shall run in favor of Expedia to the same extent that they ran in favor of Expedia immediately prior to the Effective Time; provided, that the Effective Time shall be treated as a termination of employment from Expedia for purposes of the duration of Expedia’s ability to enforce the restrictive covenant) and the restrictive covenants to which any Expedia Employee or Former Expedia Employee are party shall run in favor of Expedia.

5.5 Employment Agreements. Any employment agreement between Expedia and a TripAdvisor Employee or Former TripAdvisor Employee shall as of the Effective Time be assigned by Expedia to TripAdvisor and assumed by TripAdvisor.

5.6 Registration Requirements. TripAdvisor agrees that it shall maintain on a continuous basis an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (and maintain the prospectus contained therein for its intended use) with respect to the shares of TripAdvisor Common Stock authorized for issuance under the TripAdvisor Long-Term Incentive Plan. Expedia agrees that, following the Effective Date, it shall use reasonable efforts to continue to maintain a Form S-8 Registration Statement with respect to and cause to be registered pursuant to the Securities Act, the shares of Expedia Common Stock authorized for issuance under the Expedia Long-Term Incentive Plan as required pursuant to the Securities Act and any applicable rules or regulations thereunder.

5.7 Expedia Executive DC Plan. Expedia shall retain, or cause its Subsidiaries to retain, all Assets and all Liabilities arising out of or relating to the Expedia Executive DC Plan, and shall make payments to all participants in such plans who are TripAdvisor Employees or Former TripAdvisor Employees in accordance with the terms of the Expedia Executive DC Plan. Expedia and TripAdvisor acknowledge that none of the transactions contemplated by the Separation Agreement will trigger a payment or distribution of compensation under the Expedia Executive DC Plan for any TripAdvisor Employee or Former TripAdvisor Employee and, consequently, that the payment or distribution of any compensation to which any TripAdvisor Employee or Former TripAdvisor Employee is entitled under the Expedia Executive DC Plan will occur upon such TripAdvisor Employee’s separation from service from TripAdvisor and its Subsidiaries or at such other time as provided in the Expedia Executive DC Plan or such TripAdvisor Employee’s or Former TripAdvisor Employee’s deferral election.

5.8 Severance. A TripAdvisor Employee shall not be deemed to have terminated employment for purposes of determining eligibility for severance benefits in connection with or in anticipation of the consummation of the transactions contemplated by the Separation Agreement. TripAdvisor shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination or alleged termination of any TripAdvisor Employee or Former TripAdvisor Employee’s employment that occurs prior to, as a result of, in connection with or following the consummation of the transactions contemplated by the Separation Agreement, including any amounts required to be paid (including any payroll or other taxes), and the costs of providing benefits, under any applicable severance, separation, redundancy, termination or similar plan, program, practice, contract, agreement, law or regulation (such benefits to include any medical or other welfare benefits, outplacement benefits, accrued vacation, and taxes).

5.9 Miscellaneous. Immediately following the Effective Time, references to Expedia Common Stock in the Expedia Long-Term Incentive Plan and the Expedia Director DC Plan shall mean common stock, $0.0001 par value per share, of Expedia, and such plans automatically shall be amended to reflect the foregoing without any further action.

ARTICLE VI

GENERAL AND ADMINISTRATIVE

6.1 Sharing of Participant Information. Expedia and TripAdvisor shall share, and Expedia shall cause each other Expedia Entity to share, and TripAdvisor shall cause each other TripAdvisor Entity to share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the TripAdvisor Benefit Plans and the Expedia Benefit Plans. Expedia and TripAdvisor and their respective authorized agents shall, subject to applicable laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Until the Effective Time, all participant information shall be provided in the manner and medium applicable to Participating Companies in Expedia Benefit Plans generally, and thereafter through the end of the H&W Transition Period, all participant information shall be provided in a manner and medium as may be mutually agreed to by Expedia and TripAdvisor.

6.2 Reasonable Efforts/Cooperation. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities filings (remedial or otherwise)), consent or approval with respect to or by a governmental agency or authority in any jurisdiction in the U.S. or abroad.

6.3 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Persons any rights or remedies hereunder. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude Expedia or any other Expedia Entity, at any time after the Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Expedia Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any Expedia Benefit Plan. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude TripAdvisor or any other TripAdvisor Entity, at any time after the Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any TripAdvisor Benefit Plan, any benefit under any Benefit Plan or any trust, insurance policy or funding vehicle related to any TripAdvisor Benefit Plan.

6.4 Audit Rights With Respect to Information Provided.

(a) Each of Expedia and TripAdvisor, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information required to be provided to it by the other Party under this Agreement. The Party conducting the audit (the “Auditing Party”) may adopt reasonable procedures and guidelines for conducting audits and the selection of audit representatives under this Section 6.4. The Auditing Party shall have the right to make copies of any records at its expense, subject to any restrictions imposed by applicable laws and to any confidentiality provisions set forth in the Separation Agreement, which are incorporated by reference herein. The Party being audited shall provide the Auditing Party’s representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the Party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within thirty business days after receiving such draft.

(b) The Auditing Party’s audit rights under this Section 6.4 shall include the right to audit, or participate in an audit facilitated by the Party being audited, of any Subsidiaries and Affiliates of the Party being audited and to require the other Party to request any benefit providers and third parties with whom the Party being audited has a relationship, or agents of such Party, to agree to such an audit to the extent any such Persons are affected by or addressed in this Agreement (collectively, the “Non-parties”). The Party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party’s expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party’s expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the Party being audited shall be limited to providing, at the Auditing Party’s expense, a single individual at each audited site for purposes of facilitating the audit.

6.5 Fiduciary Matters. It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

6.6 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, the Parties hereto shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used herein shall not be construed to require any Party to incur any non-routine or unreasonable expense or Liability or to waive any right.

ARTICLE VII

MISCELLANEOUS

7.1 Effect If Effective Time Does Not Occur. If the Separation Agreement is terminated prior to the Effective Time, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Effective Time, or Immediately after the Effective Date, or otherwise in connection with the Separation Transactions, shall not be taken or occur except to the extent specifically agreed by Expedia and TripAdvisor.

7.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

7.3 Affiliates. Each of Expedia and TripAdvisor shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by another Expedia Entity or a TripAdvisor Entity, respectively.

7.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

(a) if to Expedia:

Expedia, Inc.

333 108th Avenue NE

Bellevue, WA 98004

Attention: General Counsel

Facsimile No.: (425) 679-7251

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Andrew J. Nussbaum, Esq.

Facsimile No.: (212) 403-2000

(b) if to TripAdvisor:

TripAdvisor, Inc.

141 Needham Street

Newton, MA 02464

Attention: Office of the General Counsel

Facsimile No.: (617) 670-6301

7.5 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein mutatis mutandis (references in this Section 7.5 to an “Article” or “Section” shall mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference shall be references to the Separation Agreement): Article VII (relating to Mutual Releases; Indemnification); Article IX (relating to Exchange of Information; Confidentiality); Article X (relating to Dispute Resolution); Article XI (relating to Further Assurances); Article XIII (relating to Sole Discretion of Expedia; Termination); and Article XIV (relating to Miscellaneous).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be duly executed as of the day and year first above written.

EXPEDIA, INC.

By:	/s/ Mark D. Okerstrom
Name:	Mark D. Okerstrom
Title:	Executive Vice President and Chief Financial Officer

TRIPADVISOR, INC.

By:	/s/ Stephen Kaufer
Name:	Stephen Kaufer
Title:	President and Chief Executive Officer

Schedule A

#	Current Legal Entity	First Name	Last Name
1.	TripAdvisor Consulting Service (Beijing) Co., Ltd.	[*]	[*]
2.	TripAdvisor Consulting Service (Beijing) Co., Ltd.	[*]	[*]
3.	TripAdvisor Consulting Service (Beijing) Co., Ltd.	[*]	[*]
4.	TripAdvisor Consulting Service (Beijing) Co., Ltd. - Shanghai Branch	[*]	[*]
5.	TripAdvisor Consulting Service (Beijing) Co., Ltd. - Shanghai Branch	[*]	[*]
6.	TripAdvisor Consulting Service (Beijing) Co., Ltd. - Shanghai Branch	[*]	[*]
7.	TripAdvisor Consulting Service (Beijing) Co., Ltd.	[*]	[*]
8.	TripAdvisor Consulting Service (Beijing) Co., Ltd. - Shanghai Branch	[*]	[*]
9.	TripAdvisor Consulting Service (Beijing) Co., Ltd. - Shanghai Branch	[*]	[*]
10.	TripAdvisor Consulting Service (Beijing) Co., Ltd. - Shanghai Branch	[*]	[*]
11.	TripAdvisor Consulting Service (Beijing) Co., Ltd. - Shanghai Branch	[*]	[*]
12.	TripAdvisor Consulting Service (Beijing) Co., Ltd. - Shanghai Branch	[*]	[*]

Schedule B

1.

Current Legal Entity	First Name	Last Name
Expedia Korea Co., Ltd.	[*]	[*]

2.

Current Legal Entity	First Name	Last Name
Expedia Australia Pty. Ltd.	[*]	[*]